MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
iBeam Solutions, LLC
(A Development Stage Company)

We have audited the accompanying balance sheet of iBeam Solutions, LLC (A Development Stage Company) as of June 30, 2007, December 31, 2006 and December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iBeam Solutions, LLC (A Development Stage Company) as of June 30, 2007, December 31, 2006, and December 31, 2005 and the results of its operations and its cash flows through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has accumulated deficit of $777,442 since inception which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates Chartered
Las Vegas, Nevada
September 25, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

iBeam Solutions, LLC
Balance Sheets

ASSETS
	June 30, 2007	December 31, 2006
	(Uinaudited)
CURRENT ASSETS

Accounts receivable, net	$113,178	$83,594
Other current assets	3,049	11,829

Total Current Assets	116,227	95,423

FIXED ASSETS, Net	68,078	77,845

TOTAL ASSETS	$184,305	$173,268

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$226,260	$241,704
Bank overdraft	4,065	10,445
Accrued expenses	414,901	483,470
Notes payable	151,338	185,837

Total Current Liabilities	796,564	921,456

MEMBERS' EQUITY (DEFICIT)

Members' capital - 10,000 units outstanding	165,183	261,368
Accumulated deficit	(777,442)	(1,009,556)

Total Stockholders' Equity (Deficit)	(612,259)	(748,188)

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$184,305	$173,268

The accompanying notes are an integral part of these financial statements.

iBeam Solutions, LLC
Statements of Operations

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2007	2006	2005
	(Unaudited)

REVENUES, Net	$976,162	$1,221,648	$1,112,165

COST OF SALES	270,370	415,048	520,433

GROSS PROFIT	705,792	806,600	591,732

OPERATING EXPENSES

General and administrative	387,210	615,110	736,458
Bad debt expense	3,877	24,540	61,769
Depreciation	11,954	25,087	16,895
Salaries and wages	324,202	294,130	435,250

Total Expenses	727,243	958,867	1,250,372

INCOME (LOSS) FROM OPERATIONS	248,919	262,781	(138,207)

OTHER EXPENSES

Interest expense	(16,805)	(60,041)	(29,598)

Total Other Expenses	(16,805)	(60,041)	(29,598)

NET INCOME (LOSS)	$232,114	$202,740	$(167,805)

BASIC INCOME (LOSS) PER UNIT	$23.21	$20.27	$(16.78)

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	10,000	10,000	10,000

The accompanying notes are an integral part of these financial statements.

iBeam Solutions, LLC
Statements of Members' Equity (Deficit)
	Ownership Units	Members' Capital	Accumulated Deficit

Balance, December 31, 2004	10,000	$375,863	$(1,044,491)

Net loss for the year ended December 31, 2005	-	-	(167,805)

Balance, December 31, 2005	10,000	375,863	(1,212,296)

Distributions paid to members	-	(114,495)	-

Net income for the year ended December 31, 2006	-	-	202,740

Balance, December 31, 2006	10,000	261,368	(1,009,556)

Distributions paid to members (unaudited)	-	(96,185)	-

Net loss for the six months ended June 30, 2007 (unaudited)	-	-	232,114

Balance, June 30, 2007 (unaudited)	10,000	$165,183	$(777,442)

The accompanying notes are an integral part of these financial statements.

iBeam Solutions, LLC
Statments of Cash Flows
	For the Six Months Ended June 30,		For the Years Ended December 31,
	2007		2006		2005
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)		$232,114		$202,740		$(167,805)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation		11,594		28,087		16,895
Bad debt expense		3,877		24,540		61,769
Changes in operating assets and liabilities:
Change in accounts receivable		(33,461)		(46,682)		(43,408)
Change in other current assets		8,780		(1,177)		25,526
Change in accounts payable		(15,443)		(53,841)		11,877
Change in accrued expenses		(68,569)		(80,058)		9,469

Net Cash Provided (Used) by Operating Activities		138,892		73,609		(85,677)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for fixed assets		(1,827)		(51,887)		(2,135)

Net Cash Used by Investing Activities		(1,827)		(51,887)		(2,135)

CASH FLOWS FROM FINANCING ACTIVITIES

Repayment of notes payable		(34,500)		-		-
Change in bank overdraft		(6,380)		(14,738)		25,183
Cash distributions to members		(96,185)		(114,495)		-
Increase in notes payable		-		107,511		26,500

Net Cash Provided (Used) by Financing Activities		(137,065)		(21,722)		51,683

NET DECREASE IN CASH		-		-		(36,129)

CASH AT BEGINNING OF PERIOD		-		-		36,129

CASH AT END OF PERIOD		$-		$-		$-

SUPPLIMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	-	$-	-	$-	-
Income Taxes	$-	-	$-	-	$-	-

The accompanying notes are an integral part of these financial statements.

iBeam Solutions, LLC.
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business activity and Industry - iBeam Solutions, LLC (The Company) was organized on October 5, 2000, under the laws of the State of Ohio, and has since operated as a technology consultancy and service provider, offering a wide range of IT services and resources to small and medium sized companies. The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Fixed Assets - Fixed assets are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives of the cost and related accumulated depreciation is removed from the accounts, and of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized and the cost recovered through depreciation methods.

Advertising - The Company expenses advertising costs in the period in which they are incurred.

Income Taxes - The Company has elected to be taxed as a partnership whereby components of income and expense are passed through and taxed at the member level. Accordingly, the Company has no net operating loss carryovers as of June 30, 2007.

Equity-Based Compensation. - The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Basic (Loss) per Member Unit  - Basic income (loss) per member unit is calculated by dividing the Company’s net income (loss) applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per member unit is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of member units outstanding during the year. The diluted weighted average number of units outstanding is the basic weighted number of units adjusted for any potentially dilutive debt or equity. There are no such member unit equivalents outstanding as of June 30, 2007 and December 31, 2006 and 2005.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

iBeam Solutions, LLC.
NOTES TO FINANCIAL STATEMENTS

2. NOTES PAYABLE

At June 30, 2007, notes payable to consist of the following:

Note payable to an unrelated party; 11.65% interest; due December 2008	$20,520
Note payable to an unrelated party; 7% interest; due November 2009	10,700
Note payable with related party; 10% interest; $1,000 monthly payment through April 2009	20,084
Note payable to a related party, 10% interest; due October 2008	50,956
Note payable to an unrelated party; Prime rate plus 2% interest; due December 2008	18,328
Revolving line of credit with financial institution, 10.75% interest; $500 minimum monthly payment.	30,750
Total Notes Payable	$151,338

3. PROPERTY AND EQUIPMENT

The components of property and equipment as of June 30, 2007 are as follows:

Computer equiptment	$107,365
Furniture and fixtures	9,461
Vehicles	2,519
119,345
Less: Accumulated depreciation	(68,839)
Net Property and Equipment	$50,506

4. RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

iBeam Solutions, LLC.
NOTES TO FINANCIAL STATEMENTS

4. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

5. COMMITMENTS & CONTINGENCIES

The Company leases a 2,700 square facility for $2,900 per month plus property taxes of approximately $570 per month. The lease is with a related party and can be terminated with a 90 day notice.

iBeam Solutions, LLC.
NOTES TO FINANCIAL STATEMENTS

6. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $777,442 as of June 30, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.